Filed Pursuant to Rule 424(b)(1)
Registration No. 333-137023
DATED: JULY 24, 2007

PROSPECTUS

BEDMINSTER NATIONAL CORP.
101,100,000 SHARES OF
CLASS A COMMON STOCK

This prospectus relates to the resale of up to 100,000,000 shares of our Class A Common Stock, par value $0.0001 per share (“Common Stock”) issuable to Dutchess Private Equities Fund II, LP (“Dutchess” or the “Selling Securityholder”). The Selling Securityholder may sell its common stock from time to time at prevailing market prices. It also relates to an additional 550,000 shares of our Class A Common Stock issued to investors in our offering in August 2006 as well as an additional 550,000 shares of our Class A Common Stock which are issuable upon conversion of the convertible promissory note to these investors.

Our Class A Common Stock is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, and is quoted on the over-the-counter market and prices are reported on the OTC Bulletin Board under the symbol “BMSTA.” On August 30, 2006, the closing price as reported was $0.10.

Our shares of Class A common stock are not redeemable and holders of shares of our Class A common stock have no voting rights other than those required by the Delaware General Corporation Law. In addition, there are currently 2,198,000 shares of Class B common stock issued and outstanding which are not redeemable but are convertible into shares of Class A common stock on a one for one basis. Our Class B common stock have rights, privileges, limitations, restrictions and qualifications identical to Class A common stock except that our holders of shares of Class B common stock are entitle to one vote per share. Each share of Class B common stock is convertible into one share of Class A common stock at any time solely at the option of the holder thereof.

The Selling Securityholder, and any participating broker-dealers are “underwriters” within the meaning of the Securities Act of 1933, as amended, and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act of 1933, as amended. The Selling Securityholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute their common stock. We agree to pay the expenses of registering the foregoing shares of our Common Stock.

INVESTMENT IN THE COMMON STOCK OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU MAY LOSE YOUR ENTIRE INVESTMENT. CONSIDER CAREFULLY THE “RISK FACTORS” BEGINNING ON PAGE 6 OF THIS PROSPECTUS BEFORE INVESTING.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMPANY IS CONSIDERED TO BE IN UNSOUND FINANCIAL CONDITION. PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFIORD TO LOSE THEIR ENTIRE INVESTMENTS.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date Of This Prospectus Is: August  , 2006

i

ABOUT OUR COMPANY

We were incorporated under the laws of the State of Delaware on April 22, 2005 to provide management consulting services. Paul Patrizio is our sole officer and director, as well as our controlling stockholder. We currently provide management consulting services to third part companies and intend to further develop this business. Our long-term objective is to create stockholder value principally by providing consulting services to independent third parties. In addition, it is possible that in the future we may acquire other entities and provide management consulting services to such entities as well. We have not identified any specific type of business or any specific industry in which we would seek to acquire and we have not taken any actions with respect to any potential acquisitions. The purpose of any acquisitions by us would be to acquire businesses that our management believes they can make more profitable and therefore increase our value. Notwithstanding same, we currently are not in negotiation with any entities to be acquired.

It is our opinion that we are not a blank check company as defined in Rule 419 since we have conducted operating activities and have taken affirmative steps in the operation of our business activities. Our primary business plan is that of a management consulting company. Although a part of our business plan is that we may acquire other entities, we are not a blank check company since this is not our primary business and we may never complete any such acquisition. We currently have no intention to enter into any acquisition that requires Mr. Patrizio to give up voting control of our stock or requires his resignation as our officer or director. In the event we acquire other entities in the future, Paul Patrizio, our sole officer and director, will maintain his ownership interest as well as his positions with us as full-time Chief Executive Officer and majority stockholder. It is our intention to issue Class A Common Stock as consideration for any acquisition that we may be able to complete since such Class A Common Stock has no voting rights. Therefore, at the very least, given his majority ownership of our Class B Common Stock, Mr. Patrizio will remain our controlling shareholder in the future.

We currently provide management consulting services to third party companies and we anticipate that this will be the core of our business in the future. We receive fees for our services on an hourly rate or monthly fee basis and usually enter into multi-month agreements with clients which include some type of retainer payment. We intend to further develop our consulting practice by the hiring of additional personnel with the appropriate expertise and working with other consulting firms on a joint venture basis.

In addition, we anticipate that in the event we acquire operating entities we will provide our consulting services to them to improve their performance thereby increasing the value of these subsidiaries and therefore the value of our common stock. Regardless of our ability to locate and acquire other entities, the core of our business plan will be to provide management consulting services to third parties. We have not, nor has any of our management, affiliates or representatives, as of the date of the prospectus, taken any steps toward locating or consummating a business combination transaction.

Initially, our management will devote 100% of its time to market and provide our consulting services. In the second half of 2006, we may pursue acquisitions and, in such event, our management intends to spend no more that 10% of its time looking at and reviewing potential acquisitions. It is our intention that our revenues will be derived from providing consulting services to independent third parties. Any additional revenue will be dependent on whether we acquire other businesses. However, we expect to derive a majority of our revenue from providing consulting services to independent third-party entities even if we complete an acquisition.

We began generating revenue in June 2005 by providing management consulting services. As of June 30, 2006, we have generated $26,000 in revenues, and we have a total accumulated deficit of $154,361.

Our shares of Class A common stock have no voting rights.

THE OFFERING

CLASS A COMMON SHARES OUTSTANDING
PRIOR TO OFFERING
Common Stock, $0.0001 par value	5,566,000

Common Stock Offered by Selling Securityholder	101,100,000

Use of Proceeds	We will not receive any proceeds from the sale by the Selling Stockholder of shares in this offering, except upon drawdowns made pursuant to the equity line. See “Use of Proceeds.”

Risk Factors	An investment in our common stock involves a high degree of risk and could result in a loss of your entire investment.

OTC Symbol	BMSTA.OB

Executive Offices	Currently, our executive offices are located at 90 Washington Valley Road, Bedminster, New Jersey 07921. Our telephone number is (908) 719-8940.

TRANSACTION SUMMARY

TRANSACTION WITH DUTCHESS PRIVATE EQUITIES FUND II, LP

On June 29, 2006, we entered into an Investment Agreement (the “Agreement”) with Dutchess Private Equities Fund II, LP (“Dutchess”) to provide us with an equity line of credit. Pursuant to this Agreement, Dutchess is contractually obligated to purchase up to $10,000,000 of the Company’s Stock over the course of thirty-six (36) months (“Line Period”), however, such purchases of our shares are contingent upon a registration statement covering such shares being declared effective (“Effective Date”). The amount that the Company shall be entitled to request from each of the purchase “Puts”, shall be equal to either 1) $100,000 or 2) 200% of the average daily volume (U.S market only) (“ADV”), multiplied by the average of the three (3) daily closing prices immediately preceding the Put Date. The ADV shall be computed using the ten (10) trading days prior to the Put Date. The Purchase Price for the common stock identified in the Put Notice shall be set at ninety-five percent (95%) of the lowest closing bid price of the common stock during the Pricing Period. The Pricing Period is equal to the period beginning on the Put Notice Date and ending on and including the date that is five (5) trading days after such Put Notice Date. There are put restrictions applied on days between the Put Date and the Closing Date with respect to that Put. During this time, the Company shall not be entitled to deliver another Put Notice.

The Company shall automatically withdraw that portion of the put notice amount, if the Market Price with respect to that Put does not meet the Minimum Acceptable Price. The Minimum Acceptable Price is defined as seventy-five percent (75%) of the lowest closing bid price of the common stock for the three (3) trading days prior to the Put Date.

In connection with the Agreement, we entered into a Registration Rights Agreement with Dutchess (“Registration Agreement”). Pursuant to the Registration Agreement, we are obligated to file a registration statement with the Securities and Exchange Commission covering the shares of common stock underlying the Investment Agreement within forty-five (45) days after the closing date. In addition, we are obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within ninety (90) days after the closing date.

Summary Financial Data

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from inception (April 22, 2005) through December 31, 2005 are derived from our audited financial statements. The statement of operations and balance sheet data from inception (April 22, 2005) through June 30, 2006 are derived from our unaudited financial statements.

	From Inception- April 22, 2005 through December 31, 2005	Six Months ended June 30, 2006 (unaudited)	From Inception April 22, 2005 through June 30, 2006 (unaudited)
STATEMENT OF OPERATIONS

Revenues	8,000	18,000	26,000
Net Loss	(51,666)	(102,695)	(154,361)
Total Operating Expenses	59,666	117,954	177,620

	As of December 31, 2005	As of June 30, 2006 (unaudited)
BALANCE SHEET DATA

Cash	12,698	17,014
Total Assets	13,098	19,122
Total Liabilities	3,764	87,483
Stockholders’ Equity/Deficiency	9,334	(68,361)

WHERE YOU CAN FIND US

Our corporate offices are located at 90 Washington Valley Road, Bedminster, New Jersey 07921. Our telephone number is (908) 719-8940. We have an Internet website located at www.bedminsternational.com.

RISK FACTORS

An investment in our Class A common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our Class A common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to the Company and not to the selling stockholders.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

We were incorporated in Delaware in April 2005. We have no significant assets, financial resources and limited revenues to date. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

WE WILL REQUIRE FINANCING TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN SUCH FINANCING COULD PROHIBIT US FROM EXECUTING OUR BUSINESS PLAN AND CAUSE US TO SLOW DOWN OUR EXPANSION OF OPERATIONS.

We will need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our business strategy will be significant. We will need a minimum of $10,000 to continue operations over the next twelve months, which we currently have in our cash reserve. However, we anticipate requiring additional funds in order to significantly expand our operations and acquire the operating entities as set forth in our plan of operations. No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us. There can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable.

If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plans for expansion. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF PAUL PATRIZIO, OUR SOLE OFFICER AND DIRECTOR. WITHOUT HIS CONTINUED SERVICE, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS.

We are presently dependent to a great extent upon the experience, abilities and continued services of Paul Patrizio, our sole officer and director. We currently do not have an employment agreement with Mr. Patrizio. The loss of his services could have a material adverse effect on our business, financial condition or results of operation.

A SIGNIFICANT OR PROLONGED ECONOMIC DOWNTURN COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR RESULTS OF OPERATIONS.

Our results of operations are affected by the level of business activity of our potential clients, which in turn is affected by the level of economic activity in the industries and markets that they serve. A decline in the level of business activity of our potential clients could have a material adverse effect on our revenues and profit margin. We have implemented and will continue to implement cost-savings initiatives to manage our expenses as a percentage of revenues. However, we may not be able to reduce the rate of growth in our costs on a timely basis or control our costs to maintain our margins.

WE MAY FACE DAMAGE TO OUR PROFESSIONAL REPUTATION OR LEGAL LIABILITY IF OUR CLIENTS ARE NOT SATISFIED WITH OUR SERVICES.

As a management consulting company, we depend to a large extent on our relationships with our potential clients and our reputation for professional services and integrity to attract and retain clients. As a result, if a client is not satisfied with our services or it may be more damaging in our business than in other businesses.

WE MAY FACE LEGAL LIABILITIES FROM CLAIMS MADE AGAINST OUR WORK.

Many of our engagements involve projects that are critical to the operations of our clients’ businesses. If we fail to meet our contractual obligations, we could be subject to legal liability, which could adversely affect our business, operating results and financial condition. The provisions we typically include in our contracts which are designed to limit our exposure to legal claims relating to our services and the applications we develop may not protect us or may not be enforceable under some circumstances or under the laws of some jurisdictions. It is likely, because of the nature of our business, that we will be sued in the future.

OUR CONTRACTS CAN BE TERMINATED BY OUR CLIENTS WITH SHORT NOTICE.

We anticipate that most of our clients will retain us on a non-exclusive, engagement-by- engagement basis, rather than under exclusive long-term contracts. Most of our consulting engagements are less than 12 months in duration. We estimate that the majority of our contracts can be terminated by our clients with short notice and without significant penalty. The advance notice of termination required for contracts of shorter duration and lower revenue is typically 30 days. Longer-term, larger and more complex contracts may require a longer notice period for termination and may include an early termination charge to be paid to us. Additionally, large client projects involve multiple engagements or stages, and there is a risk that a client may choose not to retain us for additional stages of a project or that a client will cancel or delay additional planned engagements. These terminations, cancellations or delays could result from factors unrelated to our work product or the progress of the project, but could be related to business or financial

THE CONSULTING MARKET IS HIGHLY COMPETITIVE AND THE PACE OF CONSOLIDATION, AS WELL AS VERTICAL INTEGRATION, AMONG OUR COMPETITORS CONTINUES TO INCREASE. AS A RESULT, WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY IF WE CANNOT EFFICIENTLY RESPOND TO THESE DEVELOPMENTS IN A TIMELY MANNER.

The management consulting market includes a large number of participants and is highly competitive. We compete with and face potential competition for client assignments and experienced personnel from a number of companies that have significantly greater financial, technical and marketing resources, generate greater revenues than us and have greater name recognition. There can be no assurance that the Company will be able to compete successfully with its competitors in the future.

PART OF OUR STRATEGY MAY INVOLVE OUR ABILITY TO MAKE ACQUISITIONS, AND WE RISK OVERPAYING FOR ACQUIRED BUSINESSES.

Part of our strategy is based upon our ability to acquire other companies. We cannot assure you that we will reach agreements to acquire companies. We cannot assure you that we will be successful in identifying candidates or consummating acquisitions on terms that are acceptable or favorable to us. In addition, there can be no assurance that financing for acquisitions will be available on terms that are acceptable or favorable to us, if at all. We may issue shares of our common stock as part of the purchase price for some or all of these acquisitions. Future issuances of our common stock in connection with acquisitions also may dilute our earnings per share. Notwithstanding same, it is possible we may never complete any acquisitions in the future.

PAUL PATRIZIO’S CONTROL MAY PREVENT YOU FROM CAUSING A CHANGE IN THE COURSE OF OUR OPERATIONS AND MAY AFFECT THE PRICE OF OUR CLASS A COMMON STOCK.

Paul Patrizio beneficially owns approximately 90% of both our Class A and Class B common stock. Accordingly, for as long as Mr. Patrizio continues to own more than 50% of our Class B common stock, he will be able to elect our entire board of directors, control all matters that require a stockholder vote (such as mergers, acquisitions and other business combinations) and exercise a significant amount of influence over our management and operations. The Class A shares have no voting rights and therefore these shareholders will be unable to vote on any shareholder matter. This concentration of ownership could result in a reduction in value to the common shares you own because of the ineffective voting power, and could have the effect of preventing us from undergoing a change of control in the future.

OUR SUCCESS DEPENDS UPON OUR ABILITY TO ATTRACT AND HIRE KEY PERSONNEL. OUR INABILITY TO HIRE QUALIFIED INDIVIDUALS WILL NEGATIVELY AFFECT OUR BUSINESS, AND WE WILL NOT BE ABLE TO IMPLEMENT OR EXPAND OUR BUSINESS PLAN.

Our business is greatly dependent on our ability to attract key personnel. We will need to attract, develop, motivate and retain highly skilled professional employees. We need to attract qualified consultants with substantial experience in order to grow our business and provide our consulting services to our potential clients. Such personnel will generate additional revenue to us by providing consulting services to third party entities. Competition for qualified personnel is intense and we may not be able to hire or retain qualified personnel. If we are unable to retain such employees, we will not be able to implement or expand our business plan.

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that began generating revenue in May, 2005. We have only generated $26,000 in revenues to date. As of June 30, 2006, we have incurred a net loss of $154,361, and an accumulated deficit of $154,361. If we cannot generate sufficient revenues from our services, we may not be able to implement our business plan and may be forced to cease our business activities.

OUR CLASS A COMMON STOCK HAVE NO VOTING RIGHTS AND THEREFORE PAUL PATRIZIO OWNS 91% OF OUR VOTING POWER THROUGH HIS OWNERSHIP OF OUR CLASS B COMMON STOCK AND HAS THE AUTHORITY TO MAKE DECISIONS REGARDING OUR BUSINESS.

We currently have 5,566,000 shares of Class A Common Stock outstanding of which Paul Patrizio owns 5,000,000 shares or 90%. These shares of Class A Common Stock have no voting rights. In addition we have 2,198,000 shares of Class B Common Stock outstanding of which Paul Patrizio owns 2,000,000 shares of 91%. Based upon same, Mr. Patrizio owns 91% of our common stock which has the right to vote. Therefore, the holders of our Class A Common Stock will have no power to vote on any matters and will have no ability to cause a change in the course of our operations.

EXISTING STOCKHOLDERS MAY EXPERIENCE SIGNIFICANT DILUTION FROM THE SALE OF OUR COMMON STOCK PURSUANT TO THE INVESTMENT AGREEMENT.

The sale of our common stock to Dutchess Private Equities Fund II, LP in accordance with the Investment Agreement may have a dilutive impact on our shareholders. As a result, our net income per share could decrease in future periods and the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our put option, the more shares of our common stock we will have to issue to Dutchess  Private Equities Fund II, LP in order to drawdown on the Equity Line. If our stock price decreases, then our existing shareholders would experience greater dilution. At a stock price of $0.20 or less, we would have to issue approximately 100,000,000 shares registered under this prospectus in order to drawdown on the full Equity Line.

The perceived risk of dilution may cause our stockholders to sell their shares, which would contribute to a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

DUTCHESS PRIVATE EQUITIES FUND II, LP WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK WHICH COULD CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE.

Our  common  stock to be issued  under the  Investment  Agreement  will be purchased at a five percent (5%)  discount  to the lowest  closing  bid price  during the five trading days immediately following our notice to Dutchess Private Equities Fund II, LP of our election to exercise our “put” right. Dutchess Private Equities Fund II, LP has a financial incentive to sell our shares immediately upon receiving the shares to realize the profit between the discounted price and the market price. If Dutchess Private Equities Fund II, LP sells our shares, the price of our common stock may decrease. If our stock price decreases, Dutchess Private Equities Fund II, LP may have a further incentive to sell such shares. Accordingly, the discounted sales price in the Investment Agreement may cause the price of our common stock to decline.

OUR STOCK IS THINLY TRADED, AS A RESULT YOU MAY BE UNABLE TO SELL AT OR NEAR ASK PRICES OR AT ALL IF YOU NEED TO LIQUIDATE YOUR SHARES.

The shares of our common stock are thinly-traded on the OTC Bulletin Board, meaning that the number of persons interested in purchasing our common shares at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven, early stage company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained. Due to these conditions, we can give investors no assurance that they will be able to sell their shares at or near ask prices or at all if you need money or otherwise desire to liquidate their shares.

OUR CLASS A COMMON STOCK IS CONSIDERED A “PENNY STOCK.”

Our Class A common stock is considered to be a “penny stock” if it meets one or more of the definitions in Rules 15g-2 through 15g-6 promulgated under Section 15(g) of the Securities Exchange Act of 1934, as amended. These include but are not limited to, the following: (i) the stock trades at a price less than $5.00 per share; (ii) it is not traded on a “recognized” national exchange; (iii) it is not quoted on The Nasdaq Stock Market, or even if quoted, has a price less than $5.00 per share; or (iv) is issued by a company with net tangible assets less than $2.0 million, if in business more than a continuous three years, or with average revenues of less than $6.0 million for the past three years. The principal result or effect of being designated a “penny stock” is that securities broker-dealers cannot recommend the stock but must trade it on an unsolicited basis.

BROKER-DEALER REQUIREMENTS MAY AFFECT TRADING AND LIQUIDITY.

Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rule 15g-2 promulgated thereunder by the SEC require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account. Potential investors in our common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be “penny stocks.” Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

OUR COMMON STOCK MAY BE VOLATILE, WHICH SUBSTANTIALLY INCREASES THE RISK THAT YOU MAY NOT BE ABLE TO SELL YOUR SHARES AT OR ABOVE THE PRICE THAT YOU MAY PAY FOR THE SHARES.

Because of the limited trading market expected to develop for our common stock, and because of the possible price volatility, you may not be able to sell your shares of common stock when you desire to do so. The inability to sell your shares in a rapidly declining market may substantially increase your risk of loss because of such illiquidity and because the price for our common stock may suffer greater declines because of its price volatility.

The price of our common stock that will prevail in the market after this offering may be higher or lower than the price you may pay. Certain factors, some of which are beyond our control, that may cause our share price to fluctuate significantly include, but are not limited to, the following:

•variations in our quarterly operating results;
•loss of a key relationship or failure to complete significant transactions;
•additions or departures of key personnel; and
•fluctuations in stock market price and volume.

Additionally, in recent years the stock market in general, and the over-the-counter markets in particular, have experienced extreme price and volume fluctuations. In some cases, these fluctuations are unrelated or disproportionate to the operating performance of the underlying company. These market and industry factors may materially and adversely affect our stock price, regardless of our operating performance. In the past, class action litigation often has been brought against companies following periods of volatility in the market price of those companies’ common stock. If we become involved in this type of litigation in the future, it could result in substantial costs and diversion of management attention and resources, which could have a further negative effect on your investment in our stock.

MANY OF OUR SHARES OF COMMON STOCK WILL IN THE FUTURE BE AVAILABLE FOR RESALE. ANY SALES OF OUR COMMON STOCK, IF IN SIGNIFICANT AMOUNTS, ARE LIKELY TO DEPRESS THE MARKET PRICE OF OUR SHARES.

Assuming all of the 101,100,000 shares of common stock we are offering under this prospectus are sold in our offering, and all of the shares of common stock issued and issuable to the selling securityholders are sold, we would have 101,914,000 shares that are freely tradable without the requirement of registration under the Securities Act of 1933. 4,900,000 shares of our common stock are “restricted securities” as defined under Rule 144 of the Securities Act of 1933. All of these restricted shares are owned by our officers, directors or other “affiliates” who can only sell their shares, absent registration, in accordance with the provisions of Rule 144.

Restricted securities may only be publicly sold pursuant to registration under the Securities Act of 1933, or pursuant to Rule 144 or some other exemption that may be available from the registration requirements of the Securities Act of 1933. Rule 144 entitles each person holding restricted securities for a period of one year, and affiliates who own non-restricted shares of our common stock, to sell every three months in ordinary brokerage transactions an amount of shares which does not exceed the greater of 1% of the shares of our common stock outstanding or, assuming the shares of common stock are then traded on Nasdaq, the average weekly trading volume during the four calendar weeks prior to said sale. Any substantial sales pursuant to Rule 144, including the potential sale of our affiliates’ shares of our common stock, may have an adverse effect on the market price of shares of our common stock, and may hinder our ability to arrange subsequent equity or debt financing or affect the terms and time of such financing.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our common stock by the selling securityholders.  The proceeds received from any “Puts” tendered to Dutchess under the Equity Line of Credit will be used for payment of general corporate and operating purposes.

MARKET FOR OUR SHARES

Our Class A common stock has traded on the OTC Bulletin Board system under the symbol “BMSTA” since June 27, 2006.

	2006
	High	Low
June 27, 2006 to current	$.30	.05

The source of these high and low prices was the OTC Bulletin Board. These quotations reflect inter-dealer prices, without retail mark-up, markdown or commissions and may not represent actual transactions. The high and low prices listed have been rounded up to the next highest two decimal places.

The market price of our common stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market, and other factors, over many of which we have little or no control. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our common stock, regardless of our actual or projected performance.

HOLDERS OF COMMON STOCK

As of August 30, 2006 there were approximately 53 recordholders of the Company’s Class A common stock. Holders of common stock are entitled to receive dividends if, as and when declared by the Board of Directors out of funds legally available therefore. We have never declared or paid any dividends on our common stock. We intend to retain any future earnings for use in the operation and expansion of our business. Consequently, we do not anticipate paying any cash dividends on our common stock to our stockholders for the foreseeable future.

PENNY STOCK CONSIDERATIONS

Our Class A common stock is penny stock; therefore, trading in our securities is subject to penny stock considerations. Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

SELLING SHAREHOLDERS

We agreed to register for resale shares of common stock by the selling securityholders listed below. The selling securityholders may from time to time offer and sell any or all of their shares that are registered under this prospectus. The selling securityholders, and any participating broker-dealers are “underwriters” within the meaning of the Securities Act of 1933, as amended. All expenses incurred with respect to the registration of the common stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the selling securityholders in connection with the sale of such shares.

The following table sets forth information with respect to the maximum number of shares of common stock beneficially owned by the selling securityholders named below and as adjusted to give effect to the sale of the shares offered hereby. The shares beneficially owned have been determined in accordance with rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of the date of this prospectus. All information contained in the table below is based upon information provided to us by the selling securityholders and we have not independently verified this information. The selling securityholders are not making any representation that any shares covered by the prospectus will be offered for sale. The selling securityholders may from time to time offer and sell pursuant to this prospectus any or all of the common stock being registered.

None of the selling securityholders has held any position or office with us, nor re any of the selling securityholders associates or affiliates of any of our officers or directors. Except as indicated below, no selling stockholder is the beneficial owner of any additional shares of common stock or other equity securities issued by us or any securities convertible into, or exercisable or exchangeable for, our equity securities. No selling stockholder is a registered broker-dealer or an affiliate of a broker-dealer.

For purposes of this table, beneficial ownership is determined in accordance with SEC rules, and includes voting power and investment power with respect to shares and shares owned pursuant to warrants exercisable within 60 days. The “Number of Shares Beneficially Owned After the Offering” column assumes the sale of all shares offered.

As explained below under “Plan of Distribution,” we have agreed with the selling securityholder to bear certain expenses (other than broker discounts and commissions, if any) in connection with the registration statement, which includes this prospectus.

Name	Number of Shares Beneficially Owned Prior to Offering(1)	Number of Shares Offered	Number of Shares Beneficially Owned After the Offering
Dutchess Private Equities Fund II, LP (2)	100,000,000	100,000,000	0
Andrew McGough (3)	100,000	100,000	0
Thomas Filep (4)	300,000	300,000	0
Kenneth Mathews (5)	100,000	100,000	0
Richard O’Brien (6)	100,000	100,000	0
Chad Coddington (7)	400,000	400,000	0
Thomas Ucko (8)	100,000	100,000	0

(1)The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon draws under the Dutchess Equity Line.

(2) Michael Novielli and Douglas Leighton are the managing members of Dutchess Capital Management, LLC, which is the general partner to Dutchess Private Equities Fund II, LP.

(3) Andrew McGough purchased a Unit in our private placement for a purchase price of $25,000. The Unit consists of 50,000 shares of our Class A Common Stock and a $25,000 promissory note, convertible into shares of our common stock at a conversion rate of $.50 per share. We are registering the 50,000 shares issued to Mr. McGough and the 50,000 shares underlying the note.

(4) Thomas Filep purchased three Units in our private placement for a purchase price of $75,000. The Units consist of a total of 150,000 shares of our Class A Common Stock and a $75,000 promissory note, convertible into shares of our common stock at a conversion rate of $.50 per share. We are registering the 150,000 shares issued to Mr. Filep and the 150,000 shares underlying the note.

(5) Kenneth Mathews purchased a Unit in our private placement for a purchase price of $25,000. The Unit consists of 50,000 shares of our Class A Common Stock and a $25,000 promissory note, convertible into shares of our common stock at a conversion rate of $.50 per share. We are registering the 50,000 shares issued to Mr. Mathews and the 50,000 shares underlying the note.

(6) Richard O’Brien purchased a Unit in our private placement for a purchase price of $25,000. The Unit consists of 50,000 shares of our Class A Common Stock and a $25,000 promissory note, convertible into shares of our common stock at a conversion rate of $.50 per share. We are registering the 50,000 shares issued to Mr. O’Brien and the 50,000 shares underlying the note.

(7) Chad Coddington purchased four Units in our private placement for a purchase price of $100,000. The Units consist of a total of 2000,000 shares of our Class A Common Stock and a $100,000 promissory note, convertible into shares of our common stock at a conversion rate of $.50 per share. We are registering the 200,000 shares issued to Mr. Coddington and the 200,000 shares underlying the note.

(8) Thomas Ucko purchased a Unit in our private placement for a purchase price of $25,000. The Unit consists of 50,000 shares of our Class A Common Stock and a $25,000 promissory note, convertible into shares of our common stock at a conversion rate of $.50 per share. We are registering the 50,000 shares issued to Mr. Ucko and the 50,000 shares underlying the note.

TRANSACTION WITH DUTCHESS PRIVATE EQUITIES FUND II, LLP

On June 29, 2006, we entered into an Investment Agreement (the “Agreement”) with Dutchess Private Equities Fund II, LLP (“Dutchess”) to provide us with an equity line of credit. Pursuant to this Agreement, upon effectiveness of this registration statement, Dutchess is contractually obligated to purchase up to $10,000,000 of the Company’s Stock over the course of 36 months (“Line Period”), after a  registration statement has been declared effective (“Effective Date”). The amount that the Company shall be entitled to request from each of the purchase “Puts”, shall be equal to either 1) $100,000 or 2) 200% of the average daily volume (U.S market only) (“ADV”), multiplied by the average of the three (3) daily closing prices immediately preceding the Put Date. The ADV shall be computed using the ten (10) trading days prior to the Put Date. The Purchase Price for the common stock identified in the Put Notice shall be set at ninety-five percent (95%) of the lowest closing bid price of the common stock during the Pricing Period. The Pricing Period is equal to the period beginning on the Put Notice Date and ending on and including the date that is five (5) trading days after such Put Notice Date. There are put restrictions applied on days between the Put Date and the Closing Date with respect to that Put. During this time, the Company shall not be entitled to deliver another Put Notice.

The Company shall automatically withdraw that portion of the put notice amount, if the Market Price with respect to that Put does not meet the Minimum Acceptable Price. The Minimum Acceptable Price is defined as seventy-five (75%) of the lowest closing bid price of the common stock for the three (3) trading days prior to the Put Date.

In connection with the Agreement, we entered into a Registration Rights Agreement with Dutchess (“Registration Agreement”). Pursuant to the Registration Agreement, we are obligated to file a registration statement with the Securities and Exchange Commission covering the shares of common stock underlying the Investment Agreement within forty-five (45) days after the closing date. In addition, we are obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within ninety (90) days after the closing date.

PLAN OF DISTRIBUTION

The selling securityholders and any of its respective pledges, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling securityholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales after this registration statement becomes effective;
•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing of options on the shares;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The selling securityholders or its respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling securityholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling securityholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling securityholders. The selling securityholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, are “underwriters” as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling securityholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act of 1933.

The selling securityholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgee or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or any other applicable provision of the Securities Act of 1933 amending the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus.

The selling securityholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933.

The selling securityholders acquired the securities offered hereby in the ordinary course of business and have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling securityholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act of 1933.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling securityholders.

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our sole executive officer and director and his age as of August 30, 2006 is as follows:

NAME	AGE	POSITION

Paul Patrizio	49	President, Chief Executive Officer, Chief Financial Officer, Chairman of the Board of Directors

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

PAUL PATRIZIO. Paul Patrizio has been the President, Chief Executive Officer, Chief Financial Officer, Chairman of the Board of Directors since inception in April 2005. Mr. Patrizio has been the President, Chairman and sole stockholder of Apogee Holdings Inc. and Apogee Partners Ltd., private investment companies (collectively “Apogee”), since 1999. From 1999 to 2005 Apogee has provided consulting services with respect to management, financing and development matters to various small and medium sized companies. Prior to Apogee, he was a Senior Managing Director and partner at Angel Investments LLC, an investment banking firm and registered broker-dealer based in New York City which was sold in 1999 and prior to Angel, Mr. Patrizio was a partner in a New York City law firm where he specialized in corporate and securities matters. From July 2004 to March 2005, Mr. Patrizio was the Chairman and Chief Financial Officer of Somerset International Group Inc. a public company (OTC:SOSI) which is currently a holding company for Secure Systems, Inc. a wireless security company. Prior to its acquisition of Somerset International Group, Inc., a New Jersey corporation, Somerset may have been deemed to be a shell company since its primary focus was to merger with another entity and effectuate a change in control. During that time, he was Chairman and CFO, Somerset completed the finalization of its purchase of Secure Systems, assisted in operating Secure’s business during this period (recruited new President for Secure) and arranged financing for Secure System’s operations as well as for the acquisition of Secure Systems by Somerset From July 2000 until July 2002, Mr. Patrizio was Chairman of Teleservices Group Inc., a company which installed and maintained telecommunications equipment. Mr. Patrizio was also a director of Berliner Communications Inc. (OTCBB:BERL), a wireless communications infrastructure provider from June 2000 until December 2001.

Since our inception, the Apogee entities have not conducted any operating activities. Mr. Patrizio currently works on our affairs on a full time basis and intends to continue to do so in the future. Neither the Apogee entities or Mr. Patrizio in his individual capacity will provide any services which would compete with us for as long as Mr. Patrizio is our officer. We will not acquire or provide consulting services to any business which is affiliated with Mr. Patrizio or the Apogee entities.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of Class A common stock as of August 30, 2006, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)

Common Stock	Paul Patrizio (2) 90 Washington Valley Road Bedminster, NJ 07921	5,000,000	90%

Common Stock	All executive officers and directors as a group	5,000,000	90%

(1)	The percent of class is based on 5,566,000 shares of our Class A common stock issued and outstanding as of August 30, 2006. The shares of Class A common stock have no voting rights.
(2)
In addition, to the 5,000,000 shares of Class A common stock, Mr. Patrizio owns 2,000,000 shares of our Class B common stock. There are currently 2,198,000 shares of our Class B common stock outstanding. Therefore, Mr. Patrizio is currently the holder of 91% of our shares of Class B common stock which are the only shares of common stock with voting powers.

DESCRIPTION OF SECURITIES
General

Our original articles of incorporation authorized 200,000,000 shares of common stock at a par value of $0.001 per share and 100,000,000 shares of preferred stock at a par value of $0.001 per share. On September 12, 2005, we amended our articles of incorporation to create two separate classes of common stock. Based upon the same, our current authorized capital stock consists of 203,000,000 shares of common stock at a par value of $0.0001 per share and 100,000,000 shares of preferred stock at a par value of $0.0001 per share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

On September 12, 2005, our Board of Directors agreed to issue one shares of Class A common stock and 2/5 of a share of Class B common stock to all of our shareholders of record on such date. Based upon the 5,510,000 shares of common stock outstanding at such time, we issued 5,510,000 shares of Class A common stock and 2,204,000 shares of Class B common stock. Our authorized common stock as set forth in our amended certificate of incorporation consists of 200,000,000 shares of Class A common stock and 3,000,000 shares of Class B common stock. We are not registering with the Securities and Exchange Commission, and therefore are not permitted to offer or sell, any shares of Class B common stock. We are only registering with the SEC the shares of our Class A common stock currently outstanding and shares of our Class A common stock to be issued upon conversion of Class B common stock as set forth herein.

Class A Common Stock

As of August 30, 2006, there are 5,566,000 shares of Class A common stock issued and outstanding. Our shares of Class A common stock are not redeemable and holders of shares of our Class A common stock have no voting rights.

Class B Common Stock

Our Class B common stock has rights, privileges, limitations, restrictions and qualifications identical to Class A common stock except that our holders of shares of Class B common stock are entitle to one vote per share. As of August 30, 2006, there are 2,198,000 shares of Class B common stock issued and outstanding. Shares of Class B common stock are not redeemable but are convertible into shares of Class A common stock on a one for one basis.

Voting and Other Rights of the Common Stock

Voting Rights

Under our certificate of incorporation and amendment thereto, except as noted below or as otherwise required by the Delaware General Corporation Law, holders of the outstanding shares of Class B common stock vote together with the holders of the outstanding shares of all other classes of our capital stock entitled to vote, without regard to class. At the present time, however, there are no outstanding shares of any other class of our capital stock entitled to vote. Under our amended certificate of incorporation each holder of an outstanding share of Class B common stock is entitle to cast one vote for each share registered in the name of the holder.

A holder of an outstanding share of Class A common stock is not entitle to vote on any question presented to our shareholders including, but not limited to, whether to increase or decrease, but not below the number of shares then outstanding, the number of authorized shares of Class A common stock. However, under the Delaware General Corporation Law, a holder of an outstanding share of Class A common stock is entitled to vote on any proposed amendment to our certificate if the amendment would alter or change the powers, preferences, or special rights of the shares of Class A common stock as to affect them adversely. Subject to the foregoing, any future change in the number of authorized shares of our Class A common stock could be consummated with the approval of the holders of a majority of the outstanding shares of Class B common stock and without any action by the holders of shares of Class A common stock.

Dividends

Subject to the rights and preference of any outstanding preferred stock, dividends on Class A common stock and Class B common stock are payable ratably on shares of our Class A common Stock and Class B common stock out of the funds we have legally available therefore when, as and if declared by the Board.

Rights in Liquidation

In the event we are liquidated, dissolved, or wound up, whether voluntarily or involuntarily, our net assets would be divided ratably among the holders of the then outstanding shares of Class A common stock and Class B common stock after payment or provision for payment of the full preferential amounts to which the holders of any series of preferred stock then issued and outstanding would be entitled.

Split, Subdivision, or Combination

If we split, subdivide, or combine the outstanding shares of Class A common stock or Class B common stock, the outstanding shares of the other class of common stock shall be proportionately split, subdivided, or combined in the same manner and on the same basis as the outstanding shares of the other class of common stock have been split, subdivided, or combined.

Preemptive Rights

Shares of Class A common stock and Class B common stock do not entitle a holder to any preemptive rights enabling a holder to subscribe for or receive shares of stock of any class or any other securities convertible into shares of stock of any of our classes of stock. Our board of directors possesses the power to issue shares of authorized but unissued Class A common stock and Class B common stock without further shareholder action, subject to the requirements of applicable law. The number of authorized shares of Class A common stock and Class B common stock could be increased with the approval of the holders of a majority of the outstanding shares of Class B common stock and without any action by the holders of shares of Class A common stock.

Conversion

Each share of Class B common stock is convertible into one share of Class A common stock at any time solely at the option of the holder thereof.

Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of Class B common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.

Although there are no provisions in our charter or by-laws that may delay, defer or prevent a change in control, we are authorized, without shareholder approval, to issue shares of preferred stock that may contain rights or restrictions that could have this effect. Certain provisions of the Delaware General Corporate Law may serve to delay, defer or prevent a change in control of the company.

Preferred Stock

Our articles of incorporation also provide that we are authorized to issue up to 100,000,000 shares of preferred stock with a par value of $.0001 per share. As of the date of this prospectus, there are no shares of preferred stock issued and outstanding. Our Board of Directors has the authority, without further action by the shareholders, to issue from time to time the preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the Board may determine. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of common stock.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

TRANSFER AGENT

The transfer agent and registrar for the Company’s Common Stock is Continental Stock Transfer & Trust Company17 Battery Place, New York, NY 10004.

SHARES ELIGIBLE FOR RESALE

Future sales of a substantial number of shares of our common stock in the public market could adversely affect market prices prevailing from time to time. Under the terms of this offering, the shares of common stock offered may be resold without restriction or further registration under the Securities Act of 1933, except that any shares purchased by our “affiliates,” as that term is defined under the Securities Act of 1933, may generally only be sold in compliance with Rule 144 under the Securities Act of 1933.

SALE OF RESTRICTED SHARES. Certain shares of our outstanding common stock were issued and sold by us in private transactions in reliance upon exemptions from registration under the Securities Act of 1933 and have not been registered for resale. Additional shares may be issued pursuant to outstanding warrants and options. There are 814,000 shares of our common stock that are not restricted by Rule 144 because they are in the public float. Resales of the remainder of our issued and outstanding shares of common stock are restricted under Rule 144. There are 4,900,000 shares of our common stock that are restricted, including shares subject to outstanding warrants to purchase, or notes convertible into, common stock (excluding any conversions of notes to date). Such shares may be sold only pursuant to an effective registration statement filed by us or an applicable exemption, including the exemption contained in Rule 144 promulgated under the Securities Act of 1933.

In general, under Rule 144 as currently in effect, a shareholder, including one of our affiliates, may sell shares of common stock after at least one year has elapsed since such shares were acquired from us or our affiliate. The number of shares of common stock which may be sold within any three-month period is limited to the greater of: (i) one percent of our then outstanding common stock, or (ii) the average weekly trading volume in our common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a shareholder who is not our affiliate, who has not been our affiliate for 90 days prior to the sale, and who has beneficially owned shares acquired from us or our affiliate for over two years may resell the shares of common stock without compliance with many of the foregoing requirements under Rule 144.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Webb & Company, P.A. certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Delaware Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933.Insofar as indemnification for liabilities arising under the Securities Act of1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on April 22, 2005 in the State of Delaware. On April 22, 2005 we issued 5,000,000 shares of common stock to Paul Patrizio for cash of $5,000. Based upon the reclassification of our common stock, on September 12, 2005, Mr. Patrizio received one share of Class A common stock and 2/5 shares of Class B common stock for each common share held. Therefore, Mr. Patrizio currently holds a total of 5,000,000 shares of our Class A common stock and 2,000,000 shares of our Class B common stock. Mr. Patrizio is our sole officer and director, as well as our controlling stockholder.

DESCRIPTION OF BUSINESS

General

We currently provide management consulting services to third party companies and we anticipate that this will be the core of our business in the future. In furtherance of this business plan, it is possible that we may acquire other entities in the future and provide our management consulting services to these entities. However, we may never acquire other entities. Our business is not dependent on the successful completion of any such acquisitions. We are currently managed by Paul Patrizio who will provide consulting services and seek out attractive acquisition opportunities. In the future we intend to employ a small staff to assist Mr. Patrizio with these responsibilities. In addition, we anticipate that if we acquire operating entities we intend to provide our consulting services to such acquired entity to improve their performance and thereby increasing the value of these subsidiaries and therefore of our common stock. We have not identified any specific type of business or any specific industry in which we would seek to acquire and we have not taken any actions with respect to any potential acquisitions. The purpose of any acquisitions by us would be to acquire businesses that our management believes they can make more profitable and therefore increase our value. However, regardless of our ability to locate and acquire other entities, the core of our business plan will be to provide the management consulting services to third parties. Even if we are successful in acquiring these entities, our business focus will be to provide management consulting services to independent third parties.

We do not intend to pursue any of the independent third party businesses for which we provide consulting services as our acquisition targets. We have not, nor has any of our management, affiliates or representatives, as of the date of the prospectus, taken any steps toward locating or consummating a business combination transaction.

Initially, our management will devote 100% of its time to market and provide our consulting services. During the third quarter of 2006, our management may pursue acquisitions and in such event, our management intends to spend no more that 10% of its time looking at and reviewing potential acquisitions. If we pursue acquisitions we intend to seek out unaffiliated parties which are not our consulting clients. Once an acquisition is complete then it is our intention to commence consulting services for this acquired entity. It is our intention that all of our revenue will come from providing consulting services to independent third parties. Any additional revenue from acquired entities will be dependent on whether we can successfully acquire other businesses. However, even if we are successful in acquiring other entities, we expect to derive a majority of our revenue from providing consulting services to independent third-party entities after we complete any such acquisitions.

Consulting Services

We currently provide a broad range of consulting services to third party companies which include following activities:

1.
Review long-term planning and annual budgeting. We will recommend alternative courses of action and strategy for both sales and marketing as well as financing. We will review the client’s financing plan and if appropriate recommend alternative debt or equity financing solutions and introduce the client to lenders, investment bankers, investment funds or financial advisors whom will assist the client in consummating any such financing.

2.
Assist in assessing operating and strategic objectives, including new business development and financial pro-forma models. We may recommend alternatives to a client’s current business development such as a joint venture and/or business partnerships with another party. However, in general with regard to a client’s business combinations, we will only provide advice, if requested, on the terms and structure of any such transactions.

3.
Assist in identifying potential new business ventures and partners such as joint ventures or partnerships. As requested, we will assist in developing business plans and other financial analyses to support negotiations with new business relationships. However, in general with regard to a client’s joint ventures or business, we will only provide advice, if requested, on the terms and structure of any such transactions.

4.
Review external sources of information (third party reports) about the client such as Dun & Bradstreet reports or industry reports about the client. We will analyze the strengths and weaknesses of the client as set forth by such sources and recommend strategies for the company to undertake to reduce or eliminate these weaknesses. For example, if an analyst at a wall street investment firm discussed in its report on an industry and the industry participants that the client had a particular weakness such as high debt levels relative to other companies discussed in such report, we would work with the client and make suggestions as to how the client could decrease its debt levels thereby reducing or eliminating such discussed weakness.

5.
Review major business factors in the industries in which the client operates, including trends and market growth with respect to competitors and the market as a whole. Recommend initiatives to increase market share in light of indicated trends (e.g., introduction of new products, services, or markets, etc.)

6.	As requested, advise as to senior management structure, compensation, recruitment, retention, incentives, and development.
7.	Review competitive product and service offerings. Recommend initiatives to strengthen the clients product and service offerings.
8.
If specifically requested by the client, we will review liquidity and access to credit, capital, and other markets. We will then provide our objective opinion to the client as to their liquidity compared to other companies in the same marketplace.

9.
Review current relationships with commercial banks, investment banks and brokerage firms, and other financial institutions for the purposes of evaluating a client’s current access to capital. Recommend initiatives to improve and expand these relationships and, as requested, assist in identifying, facilitating, structuring, negotiating, modifying, and developing such relationships.

10.	We will provide the client with advice with respect to identifying new cash generation sources such as licensing or franchising alternatives for a client’s products or services.
11.
Assist in identifying debt, equity, and other capital raising opportunities, domestic and international, including evaluating various alternatives. Assist in analyzing and structuring debt and equity transactions.

12.	Assist in evaluating cost structure, including service delivery costs. Recommend alternatives to modify business models, improve service capabilities, and lower costs.

We receive fees for our services on an hourly rate or monthly fee basis and usually enters multi-month agreements with clients which include some type of retainer payment. We intend to further develop our consulting practice by the hiring of additional personnel with the appropriate expertise and working with other consulting firms on a joint venture basis. In addition, we intend to provide these same services to any company that we acquire in the future.

On May 1, 2005, we entered into a consulting agreement with Animagic Entertainment Group Inc. (Animagic) a third party entity which is not affiliated with us. We reviewed and revised Animagic’s business plan, assisted Animagic in the preparation of its financial projections, advised Animagic on the terms of its private placement and made suggestions with respect to Animagic’s negotiations with a major entertainment company to form a joint venture. We were paid $2,000 to provide these services over a two-month period.

On November 2, 2005 we entered into a consulting agreement with Greenwich Solutions Inc. (GSI) a third party entity which is not affiliated with us. The agreement is for a six-month term at $3,000 a month (we have already received $12,000 in fees) to provide consulting services to GSI. Pursuant to the agreement, we are assisting GSI with the revision of its business plan; introducing GSI to investment firms regarding potential financing, meeting with law firms and insurance entities about utilizing GSI’s services, assisting GSI’s management in selecting executives to join GSI, working with GSI on creating financial projections, and providing GSI advice on any other issues which GSI requests. As of the date hereof, we have not provided GSI with any assistance with respect to the structuring or negotiating of any acquisitions. On April 1, 2006, GSI and us agreed to extend the Agreement on a month to month basis and we continue to provide GSI management consulting services on an ongoing basis.

At this time, GSI is our sole client and therefore we are currently dependent on their business for our revenues. We are currently in negotiations with other independent third parties to enter into other consulting agreements. As we continue to market our services we intend to provide our services to a number of clients so that we will not be dependent on a few customers for all of our business.

Marketing

We intend to initially market our consulting services directly to potential clients through the contacts of our current management. Thereafter, we expect to create a sales and marketing program that would include direct participation by our management in various industry conferences and the preparation and distribution of sales materials to attendees of such conferences as well to other potential clients on a selective basis. Industry conferences are generally week-long events where experts in one particular industry such as wireless communications discuss current industry issues and are attended by companies in that industry as well as professional services providers for the industry such as attorneys, accountants, investment brokers and consultants.

We also intend to have sales and delivery alliances with companies whose capabilities complement our own, either by enhancing a service offering, delivering a new technology or helping us extend our services to new geographies.

A sales and delivery alliance would be where we agreed to market another company’s products or services such as technology products or technology consulting services in combination with our own consulting services.

By combining our alliance partners’ products and services with our own capabilities and expertise, we create innovative, high-value business solutions for our clients. All of our alliances will be non-exclusive but our alliance relationships may generate revenues for us from consulting services for implementing our alliance partners’ products and our related services. We have no plans to market ourselves as a possible partner for a business combination.

Acquisition Strategy

As part of our long term objective, it is possible that we may acquire profitable and near term profitable private small and medium sized businesses and provide our consulting services to these subsidiaries in order to maximize the profitability of these acquired entities. We will not acquire or provide consulting services to any business which is affiliated with us or Mr. Patrizio or the Apogee entities.

If we complete an acquisition, we intend to acquire 100% of the outstanding shares of any entity that we acquire in consideration for a combination of cash, promissory note and common stock to be negotiated on a case by case basis. Based upon our limited cash resources we will require either a transaction comprised of a majority of stock and promissory notes or we will need to obtain funding prior to closing the acquisition. If we make an acquisition and part of the consideration is stock, we intend to issue only Class A shares to the seller which do not have voting rights since Mr. Patrizio intends to keep majority voting control of our stock after any such acquisition. We currently have no intention to enter into any acquisition that requires Mr. Patrizio to give up voting control of our stock or requires his resignation as our officer or director. The structure of any such acquisition will require that management of the acquired entity before such acquisition will continue to run such company but that any such acquisition will become our wholly owned subsidiary under our direction and control. Regardless of the entity acquired, Mr. Patrizio will continue as our Chairman and Chief Executive Officer after such acquisitions. At this time, we have not identified any specific industry in which we will seek potential acquisitions. We expect to maintain the current management of these acquired companies after they become our subsidiaries but do not expect such management to have any role with us as their parent entity.

We expect that any acquisition we would undertake would be with the understanding that we would keep control of the entity for the long-term. We do not intend or plan or sell the acquired companies or spin off any of its subsidiaries. Our acquisition of an entity will provide the owner of such company with some liquidity in the form of cash or shares of our stock received from us upon closing of the acquisition.

We will concentrate on acquiring companies where our consulting services can maximize our return on investment and cash flow to increase long-term shareholder value. We have not, nor has any of our management, affiliates or representatives, as of the date of the prospectus, taken any steps toward locating or consummating a business combination transaction.

Competition

We are currently operating in the business consulting industry where there is intense competition and most of our competitors have greater resources than we do. Our clients typically retain us on a non-exclusive basis. In addition, a client may choose to use its own resources rather than engage an outside firm for the types of services we provide. Our competitors include global information technology service firms offering a full range of consulting and outsourcing services, as well as consulting services firms and application services providers. We may also compete with information technology services providers who provide consulting services to their clients. We will not provide information technology services to our client but may enter into sales and delivery alliance with such provider. Additionally, customers in the markets we serve continue to be receptive to engaging niche service providers with numerous geographic, service, or industry-specific niches. Our revenues are derived primarily from small and medium-sized companies which have limited budgets for such services. We believe that the principal competitive factors in the industries in which we compete include: skills and capabilities of personnel, perceived ability to add value, reputation and client references, scope of services and niche expertise, ability to deliver services on a timely basis and price.

If we succeed in effecting any acquisitions, there will be, in all likelihood, intense competition from competitors of the acquired business in the industry. We cannot assure you that, subsequent to any acquisition, we will have the resources or ability to compete effectively.

In identifying, evaluating and selecting acquisitions, we may encounter intense competition from the other entities having business objectives similar to ours. Many of these entities are well established and have extensive experience identifying and effecting acquisitions directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there may be numerous potential businesses that we could acquire, our ability to compete in acquiring certain sizable businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing any acquisition of a business.

Any of these factors may place us at a competitive disadvantage in successfully negotiating acquisitions. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring businesses on favorable terms.

If we succeed in effecting any acquisitions, there will be, in all likelihood, intense competition from competitors of the acquired business in the industry. We cannot assure you that, subsequent to any acquisition, we will have the resources or ability to compete effectively.

Currently, we compete by utilizing the contacts of Mr. Patrizio as the sole source of clients for our services. We expect to broaden this source of business after we have been able to conduct a sales and marketing program.

Patent and Trademarks

We currently do not own any patents, trademarks or licenses of any kind and therefore we have no protected rights with respect to our consulting services.

Governmental Regulations

There are no governmental approvals necessary to conduct our current business and the consulting industry is not generally subject to any governmental regulation. Although this permits us to provide our services without the time and expense of governmental supervision it also allows competitors to more easily enter this business market.

Employees

We currently have one employee.

MANAGEMENT DISCUSSION AND ANALYSIS

Plan of Operations

During the next twelve months, we expect to take the following steps in connection with the further development of our business and the implementation of our plan of operations:

Third Quarter 2006:

We will continue generating revenues from our current client and we will continue to seek out opportunities to provide management consulting services to additional clients through the contacts of our current management. We will attempt to raise at least $200,000 in financing for working capital and to support sales and marketing efforts. We expect that the $200,000 in financing will be a private placement to individual investors of convertible notes or bank loans guaranteed by management. During this quarter, we may begin to review potential acquisitions and seek investment partners in order to raise the necessary funds to acquire any operating business. Such partners include banks, investment funds and broker-dealers, and management intends to utilize its significant contacts among these entities to facilitate such a relationship.

Fourth Quarter 2006:

We intend to implement our sales and marketing efforts discussed above by preparing sales materials and management’s attendance at various industry conferences. We will also initiate our program to create alliances with other consulting firms to increase our revenue base and broaden our service offerings. We also intend to leverage management’s extensive relationships with law firms, accounting firms and investment firm to gain access to their clients for the purpose of gaining these companies as our clients. We believe this strategy will be an important part of our early growth.

First Quarter 2007

We will continue to seek out opportunities to provide management consulting services and intend to enhance our capabilities by adding personnel or entering into joint ventures with other consulting firms. We intend to raise an additional $300,000 through debt or equity financing to support our efforts to hire additional consulting staff during this period. Such additional staff will solely assist us in providing our management consulting services. We will seek to hire consultants that have active relationships in the marketplace and therefore may lead to additional clients for us.

In addition, we will continue to pursue potential acquisitions and if we have executed a purchase agreement to acquire a business we will work with our investment partner to raise the necessary financing to consummate the acquisition.

Second Quarter 2007

If we have not already completed the financing transaction during the last quarter, we intend to close on such additional financing for working capital and corporate overhead. We will also take steps to increase our consulting staff during this period; specifically seeking personnel who will broaden our current service offerings particularly in the technology area. We intend to actively recruit new board members with appropriate experience and hire a corporate staff including a chief financial officer.

We may enter into an acquisition within the next twelve months, however, we expect that the successful consummation of any acquisition would have a limited impact on our business operations as our current management will continue to manage us and we believe that providing consulting services to independent third parties will continue to be our primary business.

We have not, nor has any of our management, affiliates or representatives, as of the date of the prospectus, taken any steps toward locating or consummating a business combination transaction. Our business is not dependent on the successful completion of any acquisitions and we anticipate that if we acquire operating entities we will provide our consulting services to such acquired entity to improve their performance and thereby increasing the value of these subsidiaries and our common stock. We have not identified any specific type of business or any specific industry in which we would seek to acquire and we have not taken any actions with respect to any potential acquisitions. The purpose of any acquisitions by us would be to acquire businesses that our management believes they can make more profitable and therefore increase our value.

We believe we can satisfy our cash requirements for the next twelve months with our current cash and expected revenues from our current contract to provide consulting services. However, completion of our plan of operation is subject to attaining adequate revenue. We cannot assure investors that adequate revenues will be generated. In the absence of our projected revenues, we may be unable to proceed with our plan of operations. Even without significant revenues within the next twelve months, we still anticipate being able to continue with our present activities, but we may require financing to potentially achieve our goal of profit, revenue and growth.

We anticipate that our operational as well as general and administrative expenses for the next 12 months will total $300,000. We do not anticipate the purchase or sale of any significant equipment. We also do not expect any significant changes in the number of employees although depending on if financing is raised we may add additional consultants. We do not intend to increase our staff until such time as we can raise the capital or generate revenues to support the increase in overhead expense. At this time we have not entered into any agreements or negotiations with a sales and marketing entity to undertake marketing for us. The foregoing represents our best estimate of our cash needs based on current planning and business conditions. The exact allocation, purposes and timing of any monies raised in subsequent private financings may vary significantly depending upon the exact amount of funds raised and status of our business plan.

In the event we are not successful in reaching our initial revenue targets, additional funds may be required, and we would then not be able to proceed with our business plan for the development and marketing of our core services. Should this occur, we would likely seek additional financing to support the continued operation of our business. We anticipate that depending on market conditions and our plan of operations, we would incur operating losses in the foreseeable future. We base this expectation, in part, on the fact that we may not be able to generate enough gross profit from our consulting services to cover our operating expenses.

Results of Operations

RESULTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2006

Revenues

The Company had revenues of $18,000 in the six months ended June 30, 2006. The revenues for the period were attributable to consulting fees received from one customer.

Costs and Expenses

Total Operating Expenses for the six months ended June 30, 2006 were $117,954 resulting in a loss of $102,695. Expenses of $117,954 for the period consisted of $20,000 for in kind services, $26,190 for professional fees and general and administrative expenses of $71,764. The cost and expenses for the period were attributable primarily to professional fees incurred in connection with the preparation of the Company’s registration statement and $50,000 is comprised of actual and in kind salary for Mr. Patrizio.

RESULTS OF OPERATIONS FROM INCEPTION THROUGH DECEMBER 31, 2005

For the period from inception ending December 31, 2005, we received consulting revenue of $8,000 from two clients. Expenses for the period totaled $59,666 resulting in a loss of $51,666. Expenses of $59,666 for the period consisted of $5,000 for in kind services, $27,500 for stock issued for services, $20,425 for professional fees and general and administrative expenses of $6,741 (of which rent expense totaled $5,600). Pursuant to our consulting agreements, we have assisted our clients in the revision of their business plan and preparation of financial projections as well as providing advice on contemplated financing and various strategic issues.

Capital Resources and Liquidity

The Company is currently financing its operations primarily through cash generated by the consulting fees it receives along with its previous financing activities. During the quarter, the Company entered into agreement with a bank to provide a line of credit of $50,000 for working capital for future operations. At June 30, 2006, the Company had cash of $17,014. In April 2006, the Bank of New York approved a $50,000 line of credit for the Company. The Company has entered into an employment agreement with the sole officer of the Company that became effective May 1, 2006. The employment agreement has a term of seven years and calls for an annual salary of $250,000. In May 2006, a private placement to one investor was completed in the amount of $25,000. The Company also received a $50,000 term loan from the Bank of New York in May 2006.

On June 29, 2006 the Company signed a $10 million Investment Agreement with Dutchess Private Equities Fund II, LLP of Boston. Under the terms of the agreement, the Company may elect to receive as much as $10 million from Dutchess through common stock purchases by Dutchess over the next three years.

We believe we can not currently satisfy our cash requirements for the next twelve months with our current cash and expected revenues from our current contract to provide consulting services and our bank lines and funds from our private financing. However, management plans to increase revenue and obtain additional financing in order to sustain operations for at least the next twelve months. We have already obtained some financing and sold shares to support our continued operations. However, completion of our plan of operation is subject to attaining adequate revenue. We cannot assure investors that adequate revenues will be generated. In the absence of our projected revenues, we may be unable to proceed with our plan of operations. Even without significant revenues within the next twelve months, we still anticipate being able to continue with our present activities, but we may require financing to potentially achieve our goal of profit, revenue and growth.

In the event we are not successful in reaching our initial revenue targets, additional funds may be required, and we would then not be able to proceed with our business plan for the development and marketing of our core services. Should this occur, we would likely seek additional financing to support the continued operation of our business. We anticipate that depending on market conditions and our plan of operations, we would incur operating losses in the foreseeable future. We base this expectation, in part, on the fact that we may not be able to generate enough gross profit from our consulting services to cover our operating expenses. Consequently, there is substantial doubt about the Company’s ability to continue to operate as a going concern.

As reflected in the accompanying financial statements, the Company is in the development stage and has a negative cash flow from operations of $87,971 from inception. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern

DESCRIPTION OF PROPERTY

Our executive offices are located at 90 Washington Valley Road, Bedminster, New Jersey 07921. We are currently being provided with space at this location by an unrelated third party, who is not related to us, pursuant to a one year lease which commenced May 1, 2005 for $200 per month. Such lease expired May 1, 2006 and is continuing on a month to month basis We also rent additional office space from an unrelated third party at 376 Main Street, Bedminster, New Jersey 07921 on a month to month basis for $520 per month. We believe that these spaces are sufficient and adequate to operate our current business.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Paul Patrizio, our sole officer, director and founder is deemed to be our promoter. We were formed on April 22, 2005 and 5,000,000 shares of common stock were issued to Paul Patrizio for $5,000 as founders shares. Based upon the reclassification of our common stock, on September 12, 2005, Mr. Patrizio received one share of Class A common stock and 2/5 shares of Class B common stock for each common share held. Therefore, Mr. Patrizio currently holds a total of 5,000,000 shares of our Class A common stock and 2,000,000 shares of our Class B common stock. Other than the share issuance set forth herein there have been no other transactions with our promoters.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us from the date of our inception until June 30, 2006.

ANNUAL COMPENSATION
NAME	TITLE	YEAR	SALARY	BONUS	OTHER ANNUAL COMPENSATION

Paul Patrizio	President CEO and Chairman	2006 (2) 2005(1)	$41,667 0	0 0	0 0

LONG TERM COMPENSATION
RESTRICTED OPTION STOCKS/ PAYOUTS AWARDED	SARS ($)	LTIP COMPENSATION		ALL OTHER COMPENSATION
0	0	0		5,000,000 shares of common stock(1)

(1)
On April 22, 2005, Paul Patrizio received 5,000,000 shares of common stock in consideration for $5,000 as founders shares. Based upon the reclassification of our common stock, on September 12, 2005, Mr. Patrizio received one share of Class A common stock and 2/5 shares of Class B common stock for each common share held. Therefore, Mr. Patrizio currently holds a total of 5,000,000 shares of our Class A common stock and 2,000,000 shares of our Class B common stock.

(2)
On May 1, 2006, we entered into an employment agreement with Paul Patrizio, our sole officer and director. The employment agreement has a term of seven years and calls for an annual salary of $250,000. Since May 1, 2006, Paul Patrizio has received a total of $41,667 pursuant to his employment agreement with us.

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We entered into an employment agreement with Paul Patrizio, our sole officer and director, which became effective on May 1, 2006. The employment agreement has a term of seven years and calls for an annual salary of $250,000. In the event of termination of employment without cause, the agreement provides that we shall pay severance equaling the greater of the balance of the term of the agreement or one year’s salary.

AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as apart of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports on the Commission’s Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our shareholders unless requested by the individual shareholders.

BEDMINSTER NATIONAL CORP.
(A DEVELOPMENT STAGE COMPANY)
FINANCIAL STATEMENTS
AS OF JUNE 30, 2006

BEDMINSTER NATIONAL CORP.
(A DEVELOPMENT STAGE COMPANY)

CONTENTS

PAGE	1	CONDENSED BALANCE SHEET AS OF JUNE 30, 2006 (UNAUDITED)

PAGE	2
CONDENSED STATEMENTS OF OPERATIONS FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2006, FOR THE PERIOD FROM APRIL 22, 2005 (INCEPTION) TO JUNE 30, 2005 AND FOR THE PERIOD FROM APRIL 22, 2005 (INCEPTION) TO JUNE 30, 2006 (UNAUDITED)

PAGE	3	CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIENCY FOR THE PERIOD FROM APRIL 22, 2005 (INCEPTION) TO JUNE 30, 2006 (UNAUDITED)

PAGE	4
CONDENSED STATEMENTS OF CASH FLOWS FOR THE SIX MONTHS ENDED JUNE 30, 2006, FOR THE PERIOD FROM APRIL 22, 2005 (INCEPTION) TO JUNE 30, 2005 AND FOR THE PERIOD FROM APRIL 22, 2005 (INCEPTION) TO JUNE 30, 2006 (UNAUDITED)

PAGES	5 - 9	NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

BEDMINSTER NATIONAL CORP.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED BALANCE SHEET
AS OF JUNE 30, 2006
(UNAUDITED)

ASSETS

CURRENT ASSETS
Cash	$17,014
Prepaid expenses	1,708
Total Current Assets	18,722

OTHER ASSETS
Deposits	400
Total Other Assets	400

TOTAL ASSETS	$19,122

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

CURRENT LIABILITIES
Accounts payable	$14,015
Accrued interest	941
Due to stockholder	699
Lines of credit	786
Note payable – current portion	5,310
Convertible note payable – stockholder, net	21,042
Total Current Liabilities	42,793

LONG TERM LIABILITIES
Note payable – net of current portion	44,690

TOTAL LIABILITIES	87,483

STOCKHOLDERS’ DEFICIENCY
Preferred stock, $0.0001 par value, 100,000,000 shares authorized, none issued and outstanding	-
Common stock – Class A, $0.0001 par value, 200,000,000 shares authorized, 5,562,000 shares issued and outstanding	556
Common stock – Class B, $0.0001 par value, 3,000,000 shares authorized, 2,202,000 shares issued and outstanding	220
Additional paid in capital	85,224
Accumulated deficit during development stage	(154,361)
Total Stockholders’ Deficiency	(68,361)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIENCY	$19,122

See accompanying notes to condensed financial statements.
1

BEDMINSTER NATIONAL CORP.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Three Months Ended June 30, 2006	For the Six Months Ended June 30, 2006	For the Period from April 22, 2005 (Inception) to June 30, 2005	For the Period from April 22, 2005 (Inception) to June 30, 2006

REVENUES	$9,000	$18,000	$2,000	$26,000

OPERATING EXPENSES
In-kind contribution of services and stock for services	5,000	20,000	2,000	52,500
Professional fees	9,041	26,190	1,475	46,615
General and administrative	69,158	71,764	1,698	78,505
Total Operating Expenses	83,199	117,954	5,173	177,620

NET LOSS FROM OPERATIONS	(74,199)	(99,954)	(3,173)	(151,620)

OTHER INCOME (EXPENSE)
Interest expense	(1,991)	(1,991)	-	(1,991)
Total Other Expenses	(1,991)	(1,991)	-	(1,991)

LOSS FROM OPERATIONS BEFORE INCOME TAXES	(76,190)	(101,945)	(3,173)	(153,611)

Provision for Income Taxes	-	750	-	750

NET LOSS	$(76,190)	$(102,695)	$(3,173)	$(154,361)

Net loss per share - basic and diluted	$(0.01)	$(0.01)	$-	$(0.02)

Weighted average number of shares outstanding during the period – basic and diluted	7,757,956	7,736,099	7,110,072	7,588,927

See accompanying notes to condensed financial statements.
2

BEDMINSTER NATIONAL CORP.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED STATEMENT OF STOCKHOLDERS’ DEFICIENCY
FOR THE PERIOD FROM APRIL 22, 2005 (INCEPTION) TO JUNE 30, 2006
(UNAUDITED)

	Preferred Stock		Common Stock – Class A		Common Stock – Class B		Additional Paid-In	Accumulated Deficit During Development
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stage	Total

Common stock issued to founders for cash ($0.0001 per share)	-	$-	5,000,000	$500	2,000,000	$200	$4,300	$-	$5,000

Common stock issued for cash ($0.10 per share)	-	-	235,000	24	94,000	9	23,467	-	23,500

Common stock issued for services ($0.10 per share)	-	-	275,000	27	110,000	11	27,462	-	27,500

In-kind contribution of services	-	-	-	-	-	-	5,000	-	5,000

Net loss for the period April 22, 2005 (inception) to December 31, 2005	-	-	-	-	-	-	-	(51,666)	(51,666)

Balance, December 31, 2005	-	-	5,510,000	$551	2,204,000	$220	$60,229	$(51,666)	$9,334

Common stock issued for cash ($0.10 per share)	-	-	50,000	5	-	-	4,995	-	5,000

Conversion of Class B shares to Class A Shares	-	-	2,000	-	(2,000)	-	-	-	-

In-kind contribution of services	-	-	-	-	-	-	20,000	-	20,000

Net loss for the six months ended June 30, 2006	-	-	-	-	-	-	-	(102,695)	(102,695)

BALANCE, JUNE 30, 2006	-	$-	5,562,000	$556	2,202,000	$220	$85,224	$(154,361)	$(68,361)

See accompanying notes to condensed financial statements.
3

BEDMINSTER NATIONAL CORP.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Six Months Ended June 30, 2006	For the Period from April 22, 2005 (Inception) to June 30, 2005	For the Period from April 22, 2005 (Inception) to June 30, 2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(102,695)	$(3,173)	$(154,361)
Adjustments to reconcile net loss to net cash used in operating activities:
amortization of note payable discount	1,042	-	1,042
In-kind contribution of services	20,000	2,000	25,000
Stock issued for services	-	-	27,500
Changes in operating assets and liabilities:
Increase in accounts payable and accrued expenses	11,891	1,234	14,956
Increase in deposits	-	(400)	(400)
Increase in prepaids	(1,708)	-	(1,708)
Net Cash Used In Operating Activities	(71,470)	(339)	(87,971)

CASH FLOWS FROM INVESTING ACTIVITIES	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	5,000	16,000	33,500
Proceeds from notes payable	70,000	-	70,000
Proceeds from lines of credit	786	-	786
Proceeds from stockholder loans	-	699	699
Net Cash Provided By Financing Activities	75,786	16,699	104,985

NET INCREASE IN CASH	4,316	16,360	17,014

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	12,698	-	-

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$17,014	$16,360	$17,014

See accompanying notes to condensed financial statements.
4

BEDMINSTER NATIONAL CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2006
(UNAUDITED)

NOTE 1      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A)Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in The United States of America and the rules and regulations of the Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information necessary for a comprehensive presentation of financial position and results of operations.

It is management’s opinion, however that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statements presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.

(B) Organization

Bedminster National Corp. (a development stage company) (the “Company”) was incorporated under the laws of the State of Delaware on April 22, 2005. The Company was organized to provide management consulting services and intends to acquire profitable and near term profitable small and medium sized businesses. Activities during the development stage include developing the business plan and raising capital.

(C) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

(D) Cash Equivalents

For the purpose of the cash flow statement, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

(E) Income Taxes

The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“Statement 109”). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing

5

BEDMINSTER NATIONAL CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2006
(UNAUDITED)

assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(F) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, “Earnings Per Share.” As of June 30, 2006 and 2005, there were no common share equivalents outstanding.

(G) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(H) Financial Instruments

The Company’s financial instruments consist of cash, deposits, accounts payable and due to stockholder. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximates their carrying value, unless otherwise noted.

(J) Recent Accounting Pronouncements

SFAS 155, Accounting for Certain Hybrid Financial Instruments and SFAS 156, Accounting for Servicing of Financial Assets were recently issued. SFAS 155 and 156 have no current applicability to the Company and have no effect on the financial statements.

NOTE 2      STOCKHOLDERS’ DEFICIENCY

(A) Common Stock Issued for Cash

On April 22, 2005, the Company issued 5,000,000 shares of Class A common stock and 2,000,000 shares of Class B common stock to its founder for cash of $5,000 ($0.0001 per share).

During 2005, the Company issued 235,000 shares of Class A common stock and 94,000 shares of Class B common stock for cash of $23,500 ($0.10 per share).

6

BEDMINSTER NATIONAL CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2006
(UNAUDITED)

During 2006, the Company issued 50,000 shares of Class A common stock for cash of $5,000 ($0.10 per share).

All issued and outstanding shares of Class A common stock and Class B common stock shall be identical and shall entitle the holders to the same rights and privileges except that the Class A shares have no voting rights.

(B) In-Kind Contribution

During 2005, a stockholder of the Company contributed services with a fair value of $5,000.

During 2006, a stockholder of the Company contributed services with a fair value of $20,000.

(C) Common Stock Issued for Services

During 2005, the Company issued 275,000 shares of Class A common stock and 110,000 shares of Class B common stock for services with a fair value of $27,500 ($0.10 per share).

(D) Conversion of Class A to Class B

During April 2006 a stockholder converted 2,000 Class B shares to 2,000 Class A shares.

NOTE 3       RELATED PARTY TRANSACTIONS

A stockholder of the Company paid $699 of expenses on behalf of the Company from inception. The amounts are due on demand and non interest bearing.

The Company has entered into an employment agreement with the sole officer of the Company that became effective May 1, 2006. The employment agreement has a term of seven years and calls for an annual salary of $250,000. In the event of termination of employment without cause, the agreement provides that the Company shall pay severance equaling the greater of the balance of the term of the agreement or one year’s salary.

During 2006, the Company entered into a convertible note payable transaction with a stockholder for $25,000 (See Note 7).

NOTE 4      CONCENTRATIONS

One customer of the Company represented 100% of all of the revenue for the six months ended June 30, 2006.

7

BEDMINSTER NATIONAL CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2006
(UNAUDITED)

NOTE 5      LINES OF CREDIT

In March 2006, Bank of New York bank approved a $50,000 line of credit for the Company. The line provides an interest rate of 1.5% (10.8% at June 30, 2006) above the prime rate on all outstanding amounts and requires monthly payments of 1/60 of all principal amounts outstanding under the line plus interest. The sole officer has personally guaranteed the line and there are no amounts outstanding under the line as of the date hereof. The line of credit is also secured with all the assets of the Company.

In January 2006, Signature Bank approved a $50,000 line of credit for the Company. The line provides an interest rate of 1% (10.3% at June 30, 2006) above the prime rate on all outstanding amounts and requires monthly payments of 1/36 of all principal amounts outstanding under the line plus interest. The CEO has personally guaranteed the line and $786 is outstanding under the line as of the date hereof.

NOTE 6      NOTE PAYABLE

In May 2006, Bank of New York bank approved a $50,000 loan for the Company. The loan is payable over 84 months at a variable interest rate between 8.5% and 9.5%. The Company has an outstanding balance as of June 30, 2006 of $50,000. The loan is secured with all the assets of the Company.

NOTE 7      CONVERTIBLE NOTE PAYABLE - STOCKHOLDER

In May, 2006, a private placement to an investor was completed in the amount of $25,000 with interest payable (monthly in cash) at 10% percent per annum. This investor received a one year Convertible Promissory Note in the amount of $25,000. The Company also issued 50,000 shares of the Company’s common stock in accordance with the private placement memorandum. The proceeds of the offering were allocated to the shares of common stock based on a recent cash offering price. The Company recorded a discount on the note payable of $5,000. The discount will be amortized over the life of the note. The Company has agreed to register the common stock with the Securities and Exchange Commission within 180 days from closing.

Notes payable – face value	$25,000
Notes payable – discount	3,958

Notes payable – net	$21,042

During the six months ended June 30, 2006, the Company recorded interest expense from the discount of $1,042.

8

BEDMINSTER NATIONAL CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2006
(UNAUDITED)

NOTE 8      EQUITY INVESTMENT AGREEMENT

On June 29, 2006 the Company signed a $10 million Investment Agreement with Dutchess Private Equities Fund, LP of Boston. Under the terms of the agreement, the Company may elect to receive as much as $10 million from Dutchess through common stock purchases by Dutchess over the next three years. The Company will account per amounts received under the agreement in accordance with EITF-0019.

NOTE 9      GOING CONCERN

As reflected in the accompanying financial statements, the Company is in the development stage, has an accumulated deficit from inception of $154,361, negative working capital of $24,071 and has a negative cash flow from operations of $87,971 from inception. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern (See Note 6 and 7).

NOTE 10      SUBSEQUENT EVENT

On July 26, 2006, the Company drew down $50,000 under its line of credit with Bank of New York.

During July 2006, stockholders converted 4,000 shares of Class B common stock to 4,000 shares of Class A common stock.

9

BEDMINSTER NATIONAL CORP.
(A DEVELOPMENT STAGE COMPANY)
FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2005

BEDMINSTER NATIONAL CORP.
(A DEVELOPMENT STAGE COMPANY)

CONTENTS

PAGE	1	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	2	BALANCE SHEET AS OF DECEMBER 31, 2005

PAGE	3	STATEMENT OF OPERATIONS FOR THE PERIOD FROM APRIL 22, 2005 (INCEPTION) TO DECEMBER 31, 2005

PAGE	4	STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY FOR THE PERIOD FROM APRIL 22, 2005 (INCEPTION) TO DECEMBER 31, 2005

PAGE	5	STATEMENT OF CASH FLOWS FOR THE PERIOD FROM APRIL 22, 2005 (INCEPTION) TO DECEMBER 31, 2005

PAGES	6 - 8	NOTES TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
Bedminster National Corp.
(A Development Stage Company)

We have audited the accompanying balance sheet of Bedminster National Corp. (a development stage company) as of December 31, 2005 and the related statements of operations, changes in stockholders’ equity and cash flows for the period from April 22, 2005 (inception) to December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Bedminster National Corp. (a development stage company) as of December 31, 2005 and the results of its operations and its cash flows for the period from April 22, 2005 (inception) to December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company is in the development stage and has a negative cash flow from operations of $16,501 from inception. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans concerning this matter are also described in Note 6. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WEBB & COMPANY, P.A.
February 4, 2006
Boynton Beach, Florida

BEDMINSTER NATIONAL CORP.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
AS OF DECEMBER 31, 2005

ASSETS

CURRENT ASSETS
Cash	$12,698

TOTAL CURRENT ASSETS	12,698

OTHER ASSETS
Deposits	400

TOTAL ASSETS	$13,098

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts Payable	$3,065
Due to Stockholder	699

TOTAL CURRENT LIABILITIES	3,764

STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value, 100,000,000 shares authorized, none issued and outstanding, respectively	-
Common stock - Class A, $0.0001 par value, 200,000,000 shares authorized, 5,510,000 shares issued and outstanding	551
Common stock - Class B, $0.0001 par value, 3,000,000 shares authorized, 2,204,000 shares issued and outstanding	220
Additional paid in capital	60,229
Accumulated deficit during development stage	(51,666)
Total Stockholders’ Equity	9,334

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$13,098

See accompanying notes to financial statements.

2

BEDMINSTER NATIONAL CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM APRIL 22, 2005 (INCEPTION) TO DECEMBER 31, 2005

REVENUE	$8,000

OPERATING EXPENSES
In-kind contribution of services and stock issued for services	32,500
Professional fees	20,425
General and Administrative Expenses	6,741

Total Operating Expenses	59,666

LOSS FROM OPERATIONS	(51,666)

Provision for Income Taxes	-

NET LOSS	$(51,666)

Net loss per share - basic and diluted	$-

Weighted average number of shares outstanding during the period - basic and diluted	7,485,324

See accompanying notes to financial statements.

3

BEDMINSTER NATIONAL CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM APRIL 22, 2005 (INCEPTION) TO DECEMBER 31, 2005

						Accumulated
						Deficit
					Additional	During
	Common - Stock - Class A		Common Stock - Class B		Paid-In	Development
	Shares	Amount	Shares	Amount	Capital	Stage	Total

Common stock issued to founders for cash ($0.0001 per	5,000,000	$500	2,000,000	$200	$4,300	$-	$5,000
share)

Common stock issued for cash ($0.10)	235,000	24	94,000	9	23,467	-	23,500

Common stock issued for services ($ 0.10)	275,000	27	110,000	11	27,462	-	27,500

In-kind contribution of services					5,000		5,000

Net loss for the period April 22, 2005 to December 31, 2005	-	-	-	-		(51,666)	(51,666)

BALANCE, DECEMBER 31, 2005	5,510,000	$551	2,204,000	$220	$60,229	$(51,666)	$9,334

See accompanying notes to financial statements.

4

BEDMINSTER NATIONAL CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
FOR THE PERIOD FROM APRIL 22, 2005
(INCEPTION) TO DECEMBER 31, 2005

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(51,666)
Adjustments to reconcile net loss to net cash used in operating activities:
In-kind contribution and stock issued for services	32,500
Changes in operating assets and liabilities:
Increase in accounts payable	3,065
Increase in deposits	(400)
Net Cash Used In Operating Activities	(16,501)

CASH FLOWS FROM INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	28,500
Due to Stockholder	699
Net Cash Provided By Financing Activities	29,199

NET INCREASE IN CASH	12,698

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	-

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$12,698

See accompanying notes to financial statements.

5

BEDMINSTER NATIONAL CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2005

NOTE 1  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

  (A) Organization

Bedminster National Corp. (a development stage company) (the “Company”) was incorporated under the laws of the State of Delaware on April 22, 2005. The Company was organized to provide management consulting services and intends to acquire profitable and near term profitable small and medium sized businesses. Activities during the development stage include developing the business plan and raising capital.

     (B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

(C) Cash Equivalents

For the purpose of the cash flow statement, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

(D) Income Taxes

The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“Statement 109”). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. As of December 31, 2005, the Company has a net operating loss carryforward of approximately $19,166 available to offset future taxable income through 2025. The valuation allowance at December 31, 2005 was $6,516. The net change in the valuation allowance for the year ended December 31, 2005 was an increase of $6,516.

6

BEDMINSTER NATIONAL CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2005

(E) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, “Earnings Per Share.” As of December 31, 2005, there were no common share equivalents outstanding.

(F) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(G) Revenue Recognition

The Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, (“SAB 104”). SAB 104 requires four basic criteria must be met before revenue can be recognized. The Company recognizes revenue when services are rendered, the fee is fixed and determinable and collectability is reasonably assured.

(H) Recent Pronouncements

In December 2004, the FASB issued SFAS No. 123R “Share-Based Payment” (“SFAS 123R”), a revision to SFAS No. 123 “Accounting for Stock-Based Compensation” (“SFAS 123”), and superseding APB Opinion No. 25 “Accounting for Stock Issued to Employees” and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services, including obtaining employee services in share-based payment transactions. SFAS 123R applies to all awards granted after the required effective date and to awards modified, repurchased, or cancelled after that date. Adoption of the provisions of SFAS 123R is effective as of the beginning of the first interim or annual reporting period that begins after June 15, 2005. Adoption of SFAS 123R did not have a material effect on the Company’s financial statements for year end December 31, 2005.

SFAS No. 154, Accounting Changes and Error Corrections, was issued in May 2005 and replaces APB Opinion No. 20 and SFAS No. 3. SFAS No. 154 requires retrospective application for voluntary changes in accounting principle in most instances and is required to be applied to all accounting changes made in fiscal years beginning after December 15, 2005. The Company’s expected April 1, 2006 adoption of SFAS No. 154 is not expected to have a material impact on the Company’s consolidated financial condition or results of operations.

7

BEDMINSTER NATIONAL CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2005

NOTE 2  STOCKHOLDERS’ EQUITY

(A) Common Stock Issued for Cash

On April 22, 2005, the Company issued 5,000,000 shares of common stock to its founder for cash of $5,000 ($0.0001 per share).

During 2005, the Company issued 235,000 shares of common stock for cash of $23,500 ($0.10 per share).

(B) In-Kind Contribution

During 2005, a stockholder of the Company contributed services with a fair value of $5,000.

(C) Common Stock Issued for Services

During 2005, the Company issued 275,000 shares of common stock for services with a fair value of $27,500 based on recent cash offerings.

NOTE  3  RELATED PARTY TRANSACTIONS

A stockholder of the Company paid $699 of expenses on behalf of the Company from inception. The amounts are due on demand and non interest bearing.

NOTE 4  COMMITMENTS AND CONTINGENCIES

During May 2005, the Company entered into an office lease that expires in May 2006. The Company pays monthly rent of $200 plus expenses.

Future minimum lease payments under the operating lease at December 31, 2005, consist of the following:

Year	Amount
2006	$800

The Company also leases additional office space and receives administrative services on a month to month basis for $500 per month.

Rent expense totaled $5,600 for the period April 22, 2005 to December 31, 2005.

8

BEDMINSTER NATIONAL CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2005

NOTE 5   CONCENTRATIONS

Two customers of the Company represented 100% of the revenue for 2005.

NOTE 6   GOING CONCERN

As reflected in the accompanying financial statements, the Company is in the development stage and has a negative cash flow from operations of $16,501 from inception. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern (See Note 7).

NOTE 7   SUBSEQUENT EVENT

In January 2006 a New York bank approved a $50,000 line of credit for the Company. The line provides an interest rate of 1% above the prime rate on all outstanding amounts and requires monthly payments of 1/36 of all principal amounts outstanding under the line plus interest. Mr. Patrizio has personally guaranteed the line and there are no amounts outstanding under the line as of the date hereof.

9